Exhibit 3.9

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:28 PM 10/02/2000
001498461 - 2319210

RESTATED CERTIFICATE OF INCORPORATION

OF

CA LEWISPORT, INC.

CA Lewisport, Inc., a Delaware corporation, hereby certifies as follows:

FIRST. The name of the corporation is CA Lewisport, Inc. The date of filing of its original certificate of incorporation with the Secretary of State of Delaware was December 16, 1992 and the name under which it was originally incorporated was Commonwealth Aluminum Corporation.

SECOND. This restated certificate of incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. It only restates and integrates and does not further amend the provisions of the certificate of incorporation of the corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this restated certificate.

THIRD. The text of the certificate of incorporation is hereby restated to read in its entirety as follows:

ARTICLE I

Name

The name of the corporation is CA Lewisport, Inc.

ARTICLE II

Registered Office; Registered Agent

The address of the corporation’s registered office in the state of Delaware is the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

Purpose

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Shares

The total number of shares which the corporation shall have authority to issue is 1,000 shares of common stock, no par value per share.

ARTICLE V

By-Laws

The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

ARTICLE VI

Directors

Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

The number of directors of the corporation shall be fixed from time to time pursuant to the by-laws of the corporation. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares at the time entitled to vote at an election of directors.

ARTICLE VII

Limitation of Liability of Directors

A director of the corporation shall not be liable to the corporation of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware. No amendment, modification or repeal of this Article VII shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

IN WITNESS WHEREOF, CA Lewisport, Inc. has caused this certificate to be signed by Mark V. Kaminski, its President, on the 2nd day of October, 2000.

CA LEWISPORT, INC.

By:	/s/ MARK V. KAMINSKI
Mark V. Kaminski

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL

CORPORATION LAW

1. The name of the corporation is CA Lewisport, Inc.

2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is December 16, 1992.

3. The name of the limited liability company into which the corporation is herein being converted is CA Lewisport, LLC.

4. The conversion has been approved in accordance with the provisions of Section 266.

CA Lewisport, Inc.

By:	/s/ LENNA RUTH MACDONALD
Name:	Lenna Ruth Macdonald
Title:	V. P., General Counsel and Secretary

State of Delaware	State of Delaware
Secretary of State	Secretary of State
Division of Corporations	Division of Corporations
Delivered 03:13 PM 11/10/2003	Delivered 03:13 PM 11/10/2003
FILED 02:39 PM 11/10/2003	FILED 02:39 PM 11/10/2003
SRV 030720262 - 2319210 FILE	SRV 030720262 - 2319210 FILE

CERTIFICATE OF FORMATION

OF

CA LEWISPORT, LLC

1. The name of the limited liability company is CA Lewisport, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective on date of filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of CA Lewisport, LLC this 7th day of November, 2003.

Commonwealth Industries, Inc. As Authorized Person

By:	/s/ LENNA RUTH MACDONALD
Lenna Ruth Macdonald
Vice President, General Counsel and Secretary